SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported):  July 11, 2004




                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                  001-11001              06-0619596
  (State or other jurisdiction       (Commission          (I.R.S. Employer
        of incorporation)            File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut  06905
                    (Address of Principal Executive Offices)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                           ---------------------------
         (Former name or former address, if changed since last report)

ITEM 5.   Other Events
          ------------

          On July 11, 2004, Citizens Communications Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CITIZENS COMMUNICATIONS COMPANY
                                  (Registrant)


                         By: /s/ Jerry Elliott
                             --------------------------
                             Jerry Elliott
                             Senior Vice President and
                             Chief Financial Officer

Date: July 12, 2004

                                        Exhibit 99.1


                                        Citizens Communications
                                        3 High Ridge Park
                                        Stamford, CT 06905
                                        203.614.5600
                                        Web site: www.czn.net


Company Contacts:
Jerry Elliott              Michael A. Zarrella
Chief Financial Officer    Vice President Corporate Development
203.614.6722               203.614.5179
je@czn.com                 mzarrell@czn.com

-------------------------------------------------------------------------------

 Citizens Communications Announces Plan to Pay Special Dividend of $2 per Share
                 And Institute Annual Dividend of $1 per Share;
                        Leonard Tow to Step Down as CEO;
            Will be Succeeded by Rudy Graf Until Conclusion of Search

Stamford, Conn., July 11, 2004 -- Citizens Communications Company (NYSE:CZN) today announced that its Board of Directors has completed its review of financial and strategic alternatives. After extensive analysis of the range of alternatives by the board and its financial and legal advisors, the Board and management have determined that the best alternative for enhancing shareholder value is to capitalize on the company's strong free cash flow by returning significant cash to shareholders by paying a special dividend of $2 per common share and instituting a regular annual dividend of $1 per common share which will be payable quarterly.

Today's announcement reflects the Board's commitment to distributing a significant portion of Citizens' free cash flow to shareholders on a continuing basis. The company will continue to drive free cash flow through further growth of broadband and value added services, capitalizing on opportunities to provide customers additional services, productivity improvements, and a disciplined capital expenditure program that emphasizes return on investment while continuing to support growth initiatives.

The dividend policy announced today will provide an ongoing dividend stream to shareholders while enabling the company to maintain a strong balance sheet. The special dividend and first quarterly dividend will be paid out of cash balances and no debt will be incurred as a result of paying these dividends. Future free cash flows in excess of dividends will be used for general corporate purposes, which may include debt reduction, repurchase of stock or growth opportunities. All internal and external opportunities will be evaluated in light of the dividend policy.

Leonard Tow, chairman of the board, said, "I am highly confident that at the end of the financial and strategic review we have made the right decision to enhance the value of the company and its cash flow."

The company today reaffirmed its previously announced financial guidance for 2004, excluding the charges referred to below. The annual dividend of $1 per share represents a pay out of approximately 73% of expected free cash flow for 2004 excluding such charges and assuming conversion of all of the company's equity units and EPPICS (which would result in a total of approximately 338 million common shares outstanding, using the mid-point of the range of the conversion price of the equity units). The actual number of shares outstanding that are entitled to the dividends will depend on the conversion price of the equity units (which will be determined in August) and the number of EPPICS that are converted to common stock.

The $2 per share special dividend as well as the first quarterly dividend of $0.25 per share will be paid on September 2, 2004 to stockholders of record on August 18, 2004.

The remarketing of the debt component of the company's equity units is expected to be completed shortly after the release of the company's second quarter results, which will be in early August.

As Citizens moves into the next phase of its evolution, Dr. Tow has decided to step down from his position as chief executive officer, effective immediately, and resign his position as chairman of the board by the end of the year. The Board of Directors has named Rudy J. Graf, currently a director and former president and chief operating officer of Citizens, to serve as CEO and President on an interim basis.

The Board has established a search committee, consisting of Mr. Graf, Robert A. Stanger, and David H. Ward, and intends to engage an executive search firm to identify qualified candidates to fill the role of CEO. Mr. Graf has told the board that he will serve until a new CEO has been named.

In making its announcement about the executive changes, the Board of Directors thanked Mr. Graf for returning to his leadership role in the company and expressed its appreciation to Dr. Tow for his service:

"We appreciate Rudy's willingness to return to this leadership role and believe his deep knowledge of the company and strong relationships throughout the industry will serve the company well and provide continuity during this transition. We are grateful to Leonard for his vision both inside the company and in the community with his many civic and charitable activities, and express our deep appreciation. He has proven to be one of the key figures in our industry and we have benefited greatly from his stewardship during the 14 years he was CEO."

Mr. Graf said, "I look forward to working with Len to assure a smooth transition during this change in management. The company's strengths lie in its franchise and with its dedicated employees who have helped Citizens become one of the leading RLECs in the country."

Dr. Tow said, "The Board and I have come to the conclusion that after 14 years as CEO it is the right time for me to step down. I have been privileged to work with some of the most talented and dedicated people in the business here at Citizens, and look forward to many more years of success for the company. During the next six months I will work with Rudy to assure a smooth and orderly succession."

As previously announced, Scott N. Schneider has stepped down as president and chief operating officer. Mr. Schneider will remain on the Board of Directors.

In connection with the completion of the review of alternatives and the management succession described above, the company expects third quarter results to include a pre-tax charge of approximately $75 million to $80 million, of which approximately $31 million will be non-cash.

The company was advised in its review of financial and strategic alternatives by J.P. Morgan Securities Inc., Morgan Stanley and Simpson Thacher & Bartlett LLP.

Management will hold a call to discuss the matters described in this press release at 9:00 am EDT tomorrow, July 12. The call may be accessed at 800-437-2398. A replay of the call will be available until July 16, 2004 and may be accessed at 800-839-6713, passcode number 6470913.

Biography of Mr. Graf

Mr. Graf is the retired vice-chairman, president and chief operating officer of Citizens Communications, and serves on its Board of Directors. From 1990 to 1999, he served as president and chief operating officer and director of Centennial Cellular, a company he helped found in partnership with Citizens and Century Communications. Centennial Cellular was sold to Welsh, Carson, Anderson & Stowe and The Blackstone Group in 1999. He began his career with AT&T/New Jersey Bell in 1972. He also serves on the board of Ntelos, a telecommunications services company based in Wainsborough, VA.

Biography of Dr. Tow

Leonard Tow has been chairman and chief executive officer of Citizens Communications since 1990, and was its chief financial officer from October 1991 through November 1997. Dr. Tow is also a director of Hungarian Telephone and Cable Corp., and a member of the Board of Directors of the United States Telephone Association. He was a director and chief executive officer of Century Communications Corp., a cable television company, from its incorporation in 1973 and chairman of its Board of Directors from October 1989 until October 1999. Dr. Tow was also founder and a director of Centennial Cellular Corp.

Prior to 1973, Dr. Tow was senior vice president, corporate development and planning for Teleprompter Corp. and a management consultant with Touche Ross & Co. He holds a Bachelor of Arts from Brooklyn College and earned Masters and Doctorate degrees from Columbia University. Dr. Tow served for several years as distinguished adjunct professor at New York University's School of Business. In 1998, Brooklyn College and the City University of New York awarded Dr. Tow a Doctorate of Humane Letters.

Dr.Tow serves on the boards of the Young Concert Artists, Inc., the American Ballet Theater, the Silvermine (Conn.) Art Center, The Brooklyn College Foundation, Inc., The Tow Foundation, and AmeriCares Chairman's Council.

The company uses certain non-GAAP financial measures in evaluating its performance. These include free cash flow. The non-GAAP financial measures are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the company may not be comparable to similarly titled measures of other companies.

The company believes that presentation of non-GAAP financial measures provides useful information to investors regarding the company's financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the company's core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the company and its results of operations. Management uses these non-GAAP financial measures to plan and measure the performance of its core operations and its divisions measure performance and report to management based upon these measures. In addition, the company believes that free cash flow, as the company defines it, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments.

Management uses these non-GAAP financial measures to (i) assist in analyzing the company's underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions; and (v) assist management in understanding the company's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures. The company believes that the non-GAAP financial measures are meaningful and useful for the reasons outlined above.

While the company utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and stock repurchases are not deducted from such measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission.

About Citizens Communications
More information about Citizens can be found at www.czn.net.

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                                       ###